UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2009

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2010 Outside Directors’ Stock Plan

In March 2009, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) adopted, subject to stockholder approval, the Company’s 2010 Outside Directors’ Stock Plan (the “Plan”). At the Annual Meeting of Stockholders of the Company held on June 11, 2009, the Company’s stockholders approved the Plan. The Plan will become effective on March 16, 2010. A total of 2,500,000 shares of the Company’s common stock are authorized for issuance under the Plan. In addition, up to 500,000 shares available but not previously granted under the Company’s current 2000 Directors’ Option Plan prior to its expiration may be issued under the Plan.

The foregoing is qualified in its entirety by reference to the Stock Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 11, 2009, the Board amended Article III, Section 3.2 of the Company’s Bylaws to change the number of directors from nine (9) to eight (8). The Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.	Exhibits

Exhibit No.	Description

3.1	Bylaws, as amended.

10.1	2010 Outside Directors’ Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: June 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws, as amended.

10.1	2010 Outside Directors’ Stock Plan.